Exhibit 23.2

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street — Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 — Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. — Suite 3690 Houston, Texas 77002-7912 (713) 651-8006 — Fax: (281) 754-4934

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to all references to our firm included in or made a part of this Amendment No. 2 (the “Amendment”) on Form 10-K/A to the EXCO Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2009 and to the use of our reserve report dated January 8, 2010 on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2009 (the “Report”) in the Amendment and further consents to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159930, 333-156086, 333-132551, 333-133481, and 333-146376) and on Form S-3 (Nos. 333-142361 and 333-145885) of EXCO Resources, Inc. of our Report and information from the Report.

/S/    LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma

January 24, 2011